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                           EXHIBIT 8.1
NAME                                                   COUNTRY OF   OWNERSHIP
                                   ACTIVITY/VESSEL  INCORPORATION   PERCENTAGE

Granite Shipping Co Ltd              Front Granite        Bahamas         100%

ICB Shipping (Bermuda)
  Limited                       Management company        Bermuda         100%
Mosvold Shipping Limited           Holding company        Bermuda          97%

Bandama Ltd.                        Polytrader and
                                     Polytraveller        Liberia         100%
Bonfield Shipping Ltd.                Front Driver        Liberia         100%
Dundee Navigation SA                  Front Dundee        Liberia        50.1%
Edinburgh Navigation SA            Front Edinburgh        Liberia        50.1%
Fourways Marine                       Front Spirit        Liberia         100%
Front Archer Inc.                     Front Archer        Liberia         100%
Front Ardenne Inc.                   Front Ardenne        Liberia         100%
Front Barbant Inc.                   Front Barbant        Liberia         100%
Front Glory Shipping Inc.              Front Glory        Liberia         100%
Front Pride Shipping Inc.              Front Pride        Liberia         100%
Front Splendour Shipping Inc.      Front Splendour        Liberia         100%
Front Tobago Inc.                     Front Tobago        Liberia          40%
Golden Aquarian Corporation               Cos Hero        Liberia         100%
Golden Bayshore Shipping
  Corporation                         Navix Astral        Liberia         100%
Golden Channel Corporation         Stena Commodore        Liberia         100%
Golden Door Corporation              Golden Nerina        Liberia         100%
Golden Estuary Corporation          Front Commerce        Liberia         100%
Golden Fjord Corporation           Front Commanche        Liberia         100%
Golden Fountain Corporation        Golden Fountain        Liberia          50%
Golden Gulf Corporation                Golden Aloe        Liberia         100%
Golden Hilton Shipping
  Corporation                    Channel Navigator        Liberia         100%
Golden Key Corporation                 Golden Disa        Liberia         100%
Golden Lagoon Corporation           Pacific Lagoon        Liberia          50%
Golden Loch Corporation              Golden Protea        Liberia         100%
Golden Ocean Tankers Limited       Holding Company        Liberia         100%
Golden President Shipping
  Corporation                     Channel Alliance        Liberia         100%
Golden Seaway Corporation             New Vanguard        Liberia         100%
Golden Sound Corporation                 New Vista        Liberia         100%
Golden Strait Corporation           Golden Victory        Liberia         100%
Golden Stream Corporation            Golden Stream        Liberia         100%
Golden Tide Corporation              New Circassia        Liberia          50%
Katong Investments Ltd.              Front Breaker        Liberia         100%
Langkawi Shipping Ltd.                 Front Birch        Liberia         100%
Middleburg Properties Ltd.            Golden Daisy        Liberia         100%
Millcroft Maritime SA               Front Champion        Liberia         100%
Neon shipping SA                         Front Sky        Liberia         100%
Otina Inc.                              Front Tina        Liberia         100%



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Pablo Navigation SA                    Front Chief        Liberia         100%
Patrio Shipping Ltd.                  Front Hunter        Liberia         100%
Quadrant Marine Inc.                     Front Sun        Liberia         100%
Rakis Maritime SA                    Front Fighter        Liberia         100%
Reese Development Inc.                 Golden Rose        Liberia          50%
Ryan Shipping Corporation            Front Warrior        Liberia         100%
Sable Navigation SA                Channel Poterne        Liberia         100%
Saffron Rose Shipping Limited          Front Crown        Liberia         100%
Sea Ace Corporation                      Front Ace        Liberia         100%
Sibu Shipping Ltd                      Front Maple        Liberia         100%
South West Tankers Inc                 Front Sunda        Liberia         100%
Tidebrook Maritime Corporation     Front Commander        Liberia         100%
Ultimate Shipping Ltd.               Front Century        Liberia         100%
West Tankers Inc.                      Front Comor        Liberia         100%

Puerto Reinosa Shipping Co SA          Front Lillo         Panama         100%

Aspinall Pte Ltd.                     Front Viewer      Singapore         100%
Blizana Pte Ltd.                       Front Rider      Singapore         100%
Bolzano Pte Ltd.                          Mindanao      Singapore         100%
Cirebon Shipping Pte Ltd.            Front Vanadis      Singapore         100%
Fox Maritime Pte Ltd.                 Front Sabang      Singapore         100%
Front Dua Pte Ltd.                   Front Duchess      Singapore         100%
Front Empat Pte Ltd.                Front Highness      Singapore         100%
Front Enam Pte Ltd.                     Front Lord      Singapore         100%
Front Lapan Pte Ltd.                Front Climber       Singapore         100%
Front Lima Pte Ltd.                    Front Lady       Singapore         100%
Front Tiga Pte Ltd.                     Front Duke      Singapore         100%
Front Tujuh Pte Ltd.                 Front Emperor      Singapore         100%
Front Sembilan Pte Ltd.               Front Leader      Singapore         100%
Rettie Pte Ltd.                      Front Striver      Singapore         100%
Touracous Pte Ltd.                       Kim Jacob      Singapore         100%
Transcorp Pte Ltd.                    Front Guider      Singapore         100%




















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